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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, the Registrant’s Compensation Committee awarded an aggregate of 17,500 shares of Restricted Stock to four executive officers of the Registrant under its 2001 Restricted Stock Plan. All of such shares of Restricted Stock will vest in three equal installments over three years, beginning October 23, 2009, provided that the employee is then employed by the Registrant or one of its subsidiaries. There are no specific performance goals or business criteria that must be met for the employees to receive such shares. All of the shares of Restricted Stock were awarded pursuant to Restricted Share Agreements in the form filed as Exhibit (d)(2) to the Registrant’s Schedule TO filed with the Commission on June 12, 2001. Included in the awards of Restricted Stock were the award of 10,000 shares to Allen Carlson, 3,000 shares to Tricia Fulton, 3,000 shares to Tim Twitty and 1,500 shares to Peter Robson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: October 28, 2008